Exhibit 99.1

Air Lease Corporation Announces Third Quarter 2014 Results

Los Angeles, California, November 6, 2014 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the three and nine months ended September 30, 2014.

Highlights

Air Lease Corporation reported another consecutive quarter of fleet, revenue and profitability growth:

•                  Diluted EPS increased 26% to $0.58 per share for the three months ended September 30, 2014 compared to $0.46 per share for the three months ended September 30, 2013.

•                  Revenues increased 21% to $262 million for the three months ended September 30, 2014 compared to $216 million for the three months ended September 30, 2013.

•                  Income before taxes increased 29% to $96 million with a pretax profit margin of 37% for the three months ended September 30, 2014 compared to income before taxes of $75 million with a pretax profit margin of 35% for the three months ended September 30, 2013.

•                  Recorded $8.8 million in gains on aircraft sales, trading and other activity for the three months ended September 30, 2014.

•                  Completed two senior unsecured notes offerings in September 2014 totaling $1 billion, comprised of $500 million due 2018 at 2.125% and $500 million due 2024 at $4.25%. These transactions increased our liquidity, the duration of our debt portfolio and the amount of debt at a fixed rate.

•                  In November 2014, the Company entered into a joint venture with Napier Park Global Capital (US) LP.  The joint venture is expected to acquire up to $2 billion of aircraft assets by year-end 2016. The Company will provide management services to the joint venture for a fee based upon aircraft assets managed. See the Company’s press release issued on November 6, 2014 for additional details on this transaction.

•                  Our Board of Directors declared a quarterly cash dividend of $0.04 per share on our outstanding common stock, representing a $0.01 increase from our previous quarterly cash dividend. The dividend will be paid on January 5, 2015 to holders of record of our common stock as of December 12, 2014.

The following table summarizes the results for the three months and nine months ended September 30, 2014 and 2013 (in thousands, except share amounts):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
Revenues	$261,939	$215,905	21.3%	$764,549	$615,774	24.2%

Income before taxes	$96,277	$74,888	28.6%	$286,666	$202,871	41.3%

Net income	$62,433	$48,578	28.5%	$185,867	$131,564	41.3%

Diluted EPS	$0.58	$0.46	26.1%	$1.73	$1.25	38.4%

“In the third quarter, ALC continued along its steady growth path by increasing revenues and profitability once again.  Our business remains strong.  This past week ALC formed a joint venture with Napier Park Global Capital (US) LP with the objective of acquiring approximately $2 billion of aircraft over the next 24 months with ALC managing those aircraft for many years in the future.  This partnership will significantly grow our management business and allow us another tool to better serve our airline customers,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Despite global headlines, we continue to see an overall healthy aviation ecosystem highlighted by growing passenger traffic and demand exceeding supply for our modern, fuel efficient jets.  Sales of used aircraft continue at good levels.  We delivered nine new aircraft from our pipeline during the quarter and sold four aircraft for a gain of $8.8 million.  Capital access for investment grade companies remains strong. We issued $1 billion in  senior unsecured notes including a $500 million 10 year issuance at attractive terms ,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of September 30, 2014, we owned 212 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 77 airlines in 47 countries. During the quarter ended September 30, 2014, we delivered nine aircraft from our new order pipeline. In addition, we sold four aircraft from our operating lease portfolio during the quarter ended September 30, 2014. As of September 30, 2014, we managed 12 aircraft for third parties.

Below are portfolio metrics of our fleet as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013

Fleet size	212	193

Weighted-average fleet age(1)	3.5 years	3.7 years

Weighted-average remaining lease term(1)	7.3 years	7.1 years

Aggregate fleet net book value	$8.9 billion	$7.6 billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013

Region	% of Net Book Value	% of Net Book Value

Asia	41.6%	41.6%

Europe	34.2%	34.9%

Central America, South America and Mexico	8.3%	10.9%

The Middle East and Africa	5.9%	4.9%

Pacific, Australia, New Zealand	5.3%	2.0%

U.S. and Canada	4.7%	5.7%

Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of September 30, 2014 and December 31, 2013:

	September 30, 2014		December 31, 2013
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	63	29.7%	55	28.5%

Airbus A330-200/300	21	10.0%	21	10.9%

Boeing 737-700/800	67	31.6%	60	31.1%

Boeing 767-300ER	2	0.9%	3	1.6%

Boeing 777-200/300ER	11	5.2%	7	3.6%

Embraer E175/190	31	14.6%	31	16.0%

ATR 72-600	17	8.0%	16	8.3%

Total	212	100.0%	193	100.0%

Debt Financing Activities

We ended the third quarter of 2014 with total debt outstanding of $6.6 billion as compared to $5.9 billion as of December 31, 2013.  We have built a globally diversified group of banking relationships, which has provided us in excess of $4.2 billion in financing and we have successfully accessed the debt capital markets for $4.8 billion in unsecured financing.  We ended the third quarter of 2014 with total unsecured debt outstanding of $5.4 billion compared to $4.3 billion as of December 31, 2013, increasing the Company’s unsecured debt as a percentage of total debt to 81.8% as of September 30, 2014 compared to 73.4% as of December 31, 2013. The Company’s fixed rate debt as a percentage of total debt increased to 76.3% as of September 30, 2014 from 61.9% as of December 31, 2013.

We ended the third quarter of 2014 with a debt to equity ratio of 2.47:1 and available liquidity of $2.1 billion. Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets.

The Company’s debt financing was comprised of the following at September 30, 2014 and December 31, 2013 (dollars in thousands):

	September 30, 2014	December 31, 2013
Unsecured

Senior notes	$4,579,195	$3,055,620

Revolving credit facilities	459,000	808,000

Term financings	214,395	247,722

Convertible senior notes	200,000	200,000

	5,452,590	4,311,342

Secured

Warehouse facilities	484,513	828,418

Term financings	659,736	654,369

Export credit financing	66,547	71,539

	1,210,796	1,554,326

Total secured and unsecured debt financing	6,663,386	5,865,668

Less: Debt discount	(16,751)	(12,351)

Total debt	$6,646,635	$5,853,317

Selected interest rates and ratios:

Composite interest rate(1)	3.67%	3.60%

Composite interest rate on fixed rate debt(1)	4.22%	4.56%

Percentage of total debt at fixed rate	76.3%	61.9%

(1)This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 6, 2014 at 4:30 PM Eastern Time to discuss the Company’s financial results for the third quarter of 2014.

Investors can participate in the conference call by dialing (866) 318-8614 domestic or (617) 399-5133 international. The passcode for the call is 48637143.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on November 6, 2014 until 11:59 PM ET November 13, 2014. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 28469273.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Vice President

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Manager, Media and Investor Relations

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to sell aircraft on favorable terms, including to the Company’s recently formed joint venture;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2013 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$210,671	$270,173
Restricted cash	8,198	87,308
Flight equipment subject to operating leases	9,727,770	8,234,315
Less accumulated depreciation	(829,159)	(621,180)
	8,898,611	7,613,135
Deposits on flight equipment purchases	1,142,962	1,075,023
Deferred debt issuance costs—less accumulated amortization of $67,024 and $51,578 as of September 30, 2014 and December 31, 2013, respectively	89,161	90,249
Other assets	195,960	196,716
Total assets	$10,545,563	$9,332,604
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$160,755	$131,223
Debt financing, net of discounts	6,646,635	5,853,317
Security deposits and maintenance reserves on flight equipment leases	680,441	569,847
Rentals received in advance	68,580	61,520
Deferred tax liability	294,062	193,263
Total liabilities	$7,850,473	$6,809,170
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,385,013 and 101,822,676 shares at September 30, 2014 and December 31, 2013, respectively	1,010	1,009
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,204,543	2,209,566
Retained earnings	489,537	312,859
Total shareholders’ equity	$2,695,090	$2,523,434
Total liabilities and shareholders’ equity	$10,545,563	$9,332,604

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenues
Rental of flight equipment	$252,519	$213,835	$725,448	$610,237
Aircraft sales, trading and other	9,420	2,070	39,101	5,537

Total revenues	261,939	215,905	764,549	615,774

Expenses
Interest	48,582	41,946	140,275	125,644
Amortization of discounts and deferred debt issue costs	7,423	6,012	20,902	16,571

Interest expense	56,005	47,958	161,177	142,215

Depreciation of flight equipment	86,119	71,811	245,736	204,457
Selling, general and administrative	19,656	17,497	58,748	48,392
Stock-based compensation	3,882	3,751	12,222	17,839

Total expenses	165,662	141,017	477,883	412,903

Income before taxes	96,277	74,888	286,666	202,871
Income tax expense	(33,844)	(26,310)	(100,799)	(71,307)

Net income	$62,433	$48,578	$185,867	$131,564

Net income per share of Class A and Class B Common Stock:
Basic	$0.61	$0.48	$1.82	$1.30
Diluted	$0.58	$0.46	$1.73	$1.25
Weighted-average shares outstanding
Basic	102,383,319	101,753,783	102,060,364	101,440,360
Diluted	110,457,170	109,227,709	109,997,159	108,784,560

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2014	2013

	(unaudited)
Operating Activities
Net income	$185,867	$131,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	245,736	204,457
Stock-based compensation	12,222	17,839
Deferred taxes	100,799	71,307
Amortization of discounts and deferred debt issue costs	20,902	16,571
Gain on aircraft sales, trading and other activity	(37,075)	(2,851)
Changes in operating assets and liabilities:
Other assets	12,702	10,768
Accrued interest and other payables	22,960	30,679
Rentals received in advance	7,060	12,452
Net cash provided by operating activities	571,173	492,786

Investing Activities
Acquisition of flight equipment under operating lease	(1,206,985)	(955,587)
Payments for deposits on flight equipment purchases	(480,791)	(631,758)
Proceeds from aircraft sales, trading and other activity	293,278	54,569
Acquisition of furnishings, equipment and other assets	(168,092)	(134,795)
Net cash used in investing activities	(1,562,590)	(1,667,571)

Financing Activities
Issuance of common stock upon exercise of options	845	—
Cash dividends paid	(9,171)	(5,065)
Tax withholdings on stock-based compensation	(18,089)	(13,609)
Net change in unsecured revolving facilities	(349,000)	819,000
Proceeds from debt financings	1,656,395	615,871
Payments in reduction of debt financings	(526,984)	(355,975)
Net change in restricted cash	79,110	20,791
Debt issuance costs	(7,627)	(29,020)
Security deposits and maintenance reserve receipts	128,630	135,611
Security deposits and maintenance reserve disbursements	(22,194)	(21,228)
Net cash provided by financing activities	931,915	1,166,376

Net decrease in cash	(59,502)	(8,409)
Cash and cash equivalents at beginning of period	270,173	230,089
Cash and cash equivalents at end of period	$210,671	$221,680

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $31,907 at September 30, 2014 and capitalized interest of $23,124 at September 30, 2013	$149,466	$129,463

Supplemental Disclosure of Noncash Activities

Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$583,776	$245,414

Cash dividends declared, not yet paid	$3,072	$2,544